As filed with the Securities and Exchange Commission on March 17, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kazia Therapeutics Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Australia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Three International Towers

Level 24, 300 Barangaroo Avenue

Sydney, NSW, 2000, Australia

Tel: +61 2 9472 4101

(Address and telephone number of registrant’s principal executive offices)

Vcorp Services, LLC

25 Robert Pitt Drive, Suite 204

Monsey, New York 10952

Tel: +1 888 528 2677

(Name, address and telephone number of agent for service)

Copies to:

Joseph M. Lucosky, Esq.

Lawrence Metelitsa, Esq.

Sebastian A. Bacon, Esq.

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Tel: 732-395-4400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The Registration Statement contains:

●	a base prospectus which covers the offering, issuance and sale by us of up to $200,000,000 of ordinary shares, which may be represented by American Depositary Shares (“ADSs”), each representing five hundred (500) of our ordinary shares, or warrants (collectively, the “Shelf Securities”) from time to time in one or more offerings; and

●	a sales agreement prospectus that covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $100,000,000 of ADSs from time to time under the sales agreement (the “Sales Agreement”), with Leerink Partners LLC (“Leerink Partners”).

The base prospectus immediately follows this explanatory note. The specific terms of any Shelf Securities to be offered pursuant to the base prospectus other than the ADSs under the Sales Agreement will be specified in a prospectus supplement to the base prospectus. The specific terms of the ADSs to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $100,000,000 of the ADSs that may be offered, issued and sold under the Sales Agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us under the base prospectus, with such availability limited however to the maximum aggregate offering price of the applicable sales agreement prospectus. Upon termination of the Sales Agreement, any portion of the $100,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $100,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2026.

PROSPECTUS

$200,000,000

American Depositary Shares representing Ordinary Shares

Warrants

We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities, if required. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities. The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.” On March 12, 2026, the closing sale price of the ADSs on the Nasdaq Capital Market was $8.01 per ADS.

Investing in the Securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 of this prospectus and under similar headings in any amendment or supplement to this prospectus or as updated by any subsequent filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	4
CAPITALIZATION AND INDEBTEDNESS	4
DESCRIPTION OF SHARE CAPITAL	5
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	16
DESCRIPTION OF WARRANTS	23
PLAN OF DISTRIBUTION	24
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
ENFORCEABILITY OF CIVIL LIABILITIES	29
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	28
WHERE YOU CAN FIND ADDITIONAL INFORMATION	27

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, offer and sell, in one or more offerings as described in this prospectus, our American Depositary Shares (“ADSs”), each representing five hundred (500) ordinary shares, no par value per share, and/or warrants, with a total aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell our securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering, if required. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering or in the documents that we have incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any of our securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. Neither we nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

When we refer to “Kazia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kazia Therapeutics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders, solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Solely for the convenience of the reader, this prospectus contains translations of certain Australian Dollar amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Australian Dollars to U.S. Dollars are based on the exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia as of March 12, 2026. No representation is made that Australian Dollar amounts referred to in this prospectus could have been or could be converted into U.S. Dollars at such rates or any other rates. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents incorporated by reference, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	the cost, timing and results of preclinical studies and clinical trials and other development activities by us and our collaborative partners;

●	the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations (CROs) and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

●	our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

●	the potential for future data to alter initial and preliminary results of early-stage clinical trials;

●	the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

●	the ability to secure, maintain and realize the intended benefits of collaborations with partners;

●	the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

●	our ability to attract and retain key scientific and/or management personnel; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

●	the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

●	our estimates regarding the market opportunities for our current and future programs and any future product candidates;

●	the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market, and/or any U.S. government shutdown;

●	general business, financial and accounting risks and risks related to litigation and disputes with third parties; and

●	the other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, any prospectus supplement, any free writing prospectus and documents incorporated by reference herein or therein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

v

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company with a portfolio of development candidates across several technologies that have the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K/Akt/mTOR pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumor in adults, as well as advanced breast cancer and other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs, each representing five hundred (500) fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs. We may in the future lose our foreign private issuer status, which could result in significant additional costs and expenses.

The Securities We May Offer

Under this prospectus, we may offer ADSs representing our ordinary shares, or warrants to purchase ADSs, either individually or in units, with a total aggregate offering price of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investment in the Securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2025, as filed with the SEC, and all other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement or related free writing prospectus before you decide to invest in the Securities. If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered under this prospectus for funding our research and development, pre-commercialization activities and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include, but are not limited to, the acquisition of companies or businesses, repayment and refinancing of debt, working capital, clinical trial expenditures, commercial expenditures and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest our net proceeds from this offering primarily in investment grade, interest-bearing instruments. As of the date of this prospectus, we cannot currently specify all uses for the net proceeds we may have upon completion of an offering or offerings. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization and indebtedness.

DESCRIPTION OF SHARE CAPITAL

General

Kazia is a public corporation registered under the Australian Corporations Act 2001 (Cth) (“Corporations Act”). Our corporate affairs are principally governed by our Constitution, the Corporations Act and Nasdaq Marketplace Rules. The ADSs trade on the Nasdaq Capital Market.

The Australian law applicable to our Constitution is not significantly different than a U.S. company’s charter documents except we do not have a limit on our authorized share capital and the concept of par value is not recognized under Australian law as further discussed under the section titled “Our Constitution” below.

Subject to restrictions on the issue of securities under our Constitution, the Corporations Act and any other applicable law, we may at any time issue shares and grant options or warrants on any terms, with the rights and restrictions and for the consideration that our board of directors determine.

The rights and restrictions attaching to ordinary shares are derived through a combination of our Constitution, the common law applicable to Australia, the Corporations Act and other applicable law. A general summary of some of the rights and restrictions attaching to our ordinary shares are summarized below. Each ordinary shareholder is entitled to receive notice of, and to be present, vote and speak at, general meetings.

As of March 12, 2026, we had (i) 5,713,449,734 Ordinary Shares outstanding, (ii) outstanding options to purchase up to 647,530,000 Ordinary Shares, and (iii) outstanding warrants to purchase an aggregate of 706,953,360 Ordinary Shares.

Changes to Our Share Capital

Since January 1, 2022, the following changes have been made to our ordinary share capital:

●	On February 1, 2022, we issued 500,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan;

●	On February 1, 2022, we issued 800,000 options at an exercise price of A$0.94 per option to employees under our employee share option plan

●	On May 5, 2022, we issued 1,855,357 ordinary shares due to the conversion of the Triaxial convertible note triggered by completion of phase II paxalisib trial announced to ASX on April 21, 2022;

●	On May 24, 2022, we issued 100,000 options at an exercise price of A$0.78 per option to employees under our employee share option plan;

●	On May 24, 2022, we issued 10,000 ordinary shares at a price of A$0.826 per share under our ATM facility raising A$8,256 before transaction costs;

●	On June 2, 2022, we issued 10,000 ordinary shares at a price of A$0.802 per share under our ATM facility raising A$8,025 before transaction costs;

●	On June 6, 2022, we issued 88,710 ordinary shares at a price of A$0.837 per share under our ATM facility raising A$74,258 before transaction costs;

●	On June 9, 2022, we issued 603,500 ordinary shares at a price of A$0.84 per share under our ATM facility raising A$507,035 before transaction costs;

●	On June 14, 2022, we issued 75,940 ordinary shares at a price of A$0.824 per share under our ATM facility raising A$62,583 before transaction costs;

●	On June 15, 2022, we issued 2,000 ordinary shares at a price of A$0.83 per share under our ATM facility raising A$1,661 before transaction costs;

●	On June 20, 2022, we issued 4,072,660 ordinary shares at a price of A$0.869 per share under our ATM facility raising A$3,540,403 before transaction costs;

●	On July 7, 2022, we issued 573,370 ordinary shares at a price of A$0.7102 per share under our ATM facility raising A$407,201 before transaction costs;

●	On August 8, 2022, we issued 8,561,490 ordinary shares at a price of A$0.3316 per share under our ATM facility raising A$2,839,346 before transaction costs;

●	On August 9, 2022, we issued 10,000 ordinary shares at a price of A$0.2723 per share under our ATM facility raising A$2,723 before transaction costs;

●	On August 10, 2022, we issued 158,020 ordinary shares at a price of A$0.2465 per share under our ATM facility raising A$38,949 before transaction costs;

●	On August 11, 2022, we issued 330,960 ordinary shares at a price of A$0.2413 per share under our ATM facility raising A$79,868 before transaction costs;

●	On August 12, 2022, we issued 1,247,440 ordinary shares at a price of A$0.2469 per share under our ATM facility raising A$308,050 before transaction costs;

●	On September 12, 2022, we issued 651,030 ordinary shares at a price of A$0.2211 per share under our ATM facility raising A$143,964 before transaction costs;

●	On September 13, 2022, we issued 28,350 ordinary shares at a price of A$0.2187 per share under our ATM facility raising A$6,200 before transaction costs;

●	On September 14, 2022, we issued 60,000 ordinary shares to the Scientific Advisory Board;

●	On October 7, 2022, we issued 736,760 ordinary shares at a price of A$0.1789 per share under our ATM facility raising A$131,797 before transaction costs;

●	On October 28, 2022, we issued 12,296,180 ordinary shares at a price of A$0.1865 per share under our ATM facility raising A$2,293,288 before transaction costs;

●	On January 11, 2023, we issued 20,000 ordinary shares at a price of A$0.1380 per share under our ATM facility raising A$2,761 before transaction costs;

●	On January 16, 2023, we issued 25,387,018 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$2,792,572 before transaction costs;

●	On February 28, 2023, we issued 15,522,075 ordinary shares at a price of A$0.11 per share in a professional and sophisticated investors placement raising A$1,707,428 before transaction costs;

●	On March 3, 2023, we issued 3,930,000 ordinary options at an exercise price of A$0.15 per option to employees under our employee share option plan.

●	On March 3, 2023, we issued 23,691,045 ordinary shares at a price of A$0.11 per share in a share placement plan to existing eligible shareholders raising A$2,606,000 before transaction costs;

●	On May 3, 2023, we issued 4,000,000 ordinary options at an exercise price of A$0.187 per option to employees under our employee share option plan.

●	On July 6, 2023, we issued 8,148,140 ordinary shares at a price of A$0.1856 per share under our ATM facility raising A$1,512,522 before transaction costs.

●	On July 7, 2023, we issued 157,120 ordinary shares at a price of A$0.1647 per share under our ATM facility raising A$25,877 before transaction costs.

●	On August 3, 2023, we issued 15,000 ordinary shares at a price of A$0.1679 per share under our ATM facility raising A$2,519 before transaction costs.

●	On November 29, 2023, we issued 1,066,070 ordinary shares at a price of A$0.1006 per share under our ATM facility raising A$107,268 before transaction costs.

●	On December 5, 2023, we issued 26,200,000 ordinary shares in the form of ADSs at a price of $0.45 per ADS and pre-funded warrants to purchase up to 1,824,445 ADSs representing 18,244,450 ordinary shares at a price of $0.44 per pre-funded warrant with an exercise price of $0.01 per ADS in a registered direct offering for an aggregate consideration of approximately $2 million.

●	On December 5, 2023, we issued unregistered warrants to purchase up to 4,444,445 ADSs representing 44,444,450 ordinary shares at an exercise price of $0.583 per ADS in a private placement for an aggregate consideration of approximately $2.6 million.

●	On December 5, 2023, we issued placement agent warrants to purchase up to 311,111 ADSs representing 3,111,110 ordinary shares at an exercise price of $0.5625 per ADS pursuant to that certain engagement letter (the “Engagement Letter”) dated August 14, 2023 between us and H.C. Wainwright & Co., LLC (“Wainwright).

●	On February 13, 2024, we issued 25,910 ordinary shares at a price of A$0.0466 per share under our ATM facility raising A$1,207 before transaction costs.

●	On February 14, 2024, we issued 319,650 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,834 before transaction costs.

●	On February 15, 2024, we issued 2,195,980 ordinary shares at a price of A$0.0468 per share under our ATM facility raising A$102,825 before transaction costs.

●	On February 18, 2024, we issued 205,260 ordinary shares at a price of A$0.0614 per share under our ATM facility raising A$12,597 before transaction costs.

●	On February 21, 2024, we issued 18,244,450 ordinary shares in the form of ADSs at an exercise price of $0.01 per ADS in connection with the exercise of a warrant.

●	On February 21, 2024, we issued 8,626,580 ordinary shares at a price of A$0.0595 per share under our ATM facility raising A$513,584 before transaction costs.

●	On February 22, 2024, we issued 316,540 ordinary shares at a price of A$0.0461 per share under our ATM facility raising A$14,584 before transaction costs.

●	On February 25, 2024, we issued 304,860 ordinary shares at a price of A$0.0464 per share under our ATM facility raising A$14,147 before transaction costs.

●	On February 26, 2024, we issued 250,000 ordinary shares at a price of A$0.0460 per share under our ATM facility raising A$11,502 before transaction costs.

●	On May 1, 2024, we issued 2,112,560 ordinary shares at a price of A$0.0478 per share under our ATM facility raising A$100,961 before transaction costs.

●	On May 2, 2024, we issued 375,410 ordinary shares at a price of A$0.0457 per share under our ATM facility raising A$17,147 before transaction costs.

●	On May 3, 2024, we issued 288,900 ordinary shares at a price of A$0.0469 per share under our ATM facility raising A$13,544 before transaction costs.

●	On May 7, 2024, we issued 790,100 ordinary shares at a price of A$0.0456 per share under our ATM facility raising A$36,024 before transaction costs.

●	On May 10, 2024, we issued 20,000 ordinary shares at a price of A$0.0455 per share under our ATM facility raising A$910 before transaction costs.

●	On May 16, 2024, we issued 242,170 ordinary shares at a price of A$0.0450 per share under our ATM facility raising A$10,891 before transaction costs.

●	On June 19, 2024, we issued 5,916,970 ordinary shares represented by 591,697 ADSs as repayment of a promissory note.

●	On June 24, 2024, we issued 29,000,000 ordinary shares at a price of A$0.0268 per share under our Equity Line of Credit facility raising A$776,031 before transaction costs.

●	On July 11, 2024, we issued 14,400,000 ordinary shares at a price of A$0.1534 per share under our ATM facility raising A$2,209,677 before transaction costs.

●	On July 12, 2024, we issued 25,786,480 ordinary shares represented by 2,578,648 ADSs pursuant to a warrant exercise for $0.1939 per ADSs.

●	On July 12, 2024, we issued 11,000,000 ordinary shares represented by 1,100,000 ADSs pursuant to a warrant exercise for $0.27 per ADSs.

●	On July 12, 2024, we issued 5,488,230 ordinary shares at a price of A$0.1445 per share under our ATM facility raising A$792,915 before transaction costs.

●	On July 17, 2024, we issued 4,177,340 ordinary shares at a price of A$0.1075 per share under our ATM facility raising A$449,260 before transaction costs.

●	On July 22, 2024, we issued 15,000,000 ordinary shares at a price of A$0.0542 per share under our Equity Line of Credit facility raising A$816,373 before transaction costs.

●	On August 8, 2024, we issued 2,061,820 ordinary shares at a price of A$0.0624 per share under our ATM facility raising A$128,633 before transaction costs.

●	On August 12, 2024, we issued 408,270 ordinary shares at a price of A$0.0641 per share under our ATM facility raising A$26,172 before transaction costs.

●	On August 13, 2024, we issued 2,283,350 ordinary shares at a price of A$0.0617 per share under our ATM facility raising A$140,884 before transaction costs.

●	On August 14, 2024, we issued 8,660 ordinary shares at a price of A$0.0606 per share under our ATM facility raising A$525 before transaction costs.

●	On August 27, 2024, we issued 5,250,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$323,403 before transaction costs.

●	On August 28, 2024, we issued 308,700 ordinary shares at a price of A$0.0591 per share under our ATM facility raising A$18,242 before transaction costs.

●	On August 30, 2024, we issued 3,000,000 ordinary shares at a price of A$0.0616 per share under our ATM facility raising A$184,690 before transaction costs.

●	On September 3, 2024, we issued 837,030 ordinary shares at a price of A$0.0638 per share under our ATM facility raising A$53,439 before transaction costs.

●	On September 12, 2024, we issued 16,049,020 ordinary shares at a price of A$0.0554 per share under our ATM facility raising A$889,682 before transaction costs.

●	On September 13, 2024, we issued 2,503,820 ordinary shares at a price of A$0.0552 per share under our ATM facility raising A$130,741 before transaction costs.

●	On November 22, 2024, we issued 442,400 ordinary shares at a price of A$0.0891 per share under our ATM facility raising A$39,420 before transaction costs.

●	On November 25, 2024, we issued 185,100 ordinary shares at a price of A$0.0881 per share under our ATM facility raising A$16,312 before transaction costs.

●	On November 26, 2024, we issued 262,200 ordinary shares at a price of A$0.0848 per share under our ATM facility raising A$22,240 before transaction costs.

●	On November 27, 2024, we issued 896,700 ordinary shares at a price of A$0.0858 per share under our ATM facility raising A$76,970 before transaction costs.

●	On November 29, 2024, we issued 364,700 ordinary shares at a price of A$0.0818 per share under our ATM facility raising A$29,832 before transaction costs.

●	On December 2, 2024, we issued 2,926,100 ordinary shares at a price of A$0.0778 per share under our ATM facility raising A$227,709 before transaction costs.

●	On December 3, 2024, we issued 403,300 ordinary shares at a price of A$0.0787 per share under our ATM facility raising A$31,754 before transaction costs.

●	On December 4, 2024, we issued 460,800 ordinary shares at a price of A$0.0781 per share under our ATM facility raising A$36,012 before transaction costs.

●	On December 9, 2024, we issued 142,200 ordinary shares at a price of A$0.0665 per share under our ATM facility raising A$9,464 before transaction costs.

●	On December 10, 2024, we issued 522,100 ordinary shares at a price of A$0.0631 per share under our ATM facility raising A$32,938 before transaction costs.

●	On December 13, 2024, we issued 15,000,000 ordinary shares at a price of A$0.0537 per share under our Equity Line of Credit facility raising A$804,870 before transaction costs.

●	On December 16, 2024, we issued 6,421,800 ordinary shares at a price of A$0.0596 per share under our ATM facility raising A$382,576 before transaction costs.

●	On December 19, 2024, we issued 20,000,000 ordinary shares at a price of A$0.0437 per share under our Equity Line of Credit facility raising A$804,870 before transaction costs.

●	On December 31, 2024, we issued 4,000,000 ordinary shares at a price of A$0.0322 per share under our ATM facility raising A$128,729 before transaction costs.

●	On January 2, 2025, we issued 2,939,500 ordinary shares at a price of A$0.0292 per share under our ATM facility raising A$85,921 before transaction costs.

●	On January 3, 2025, we issued 10,668,100 ordinary shares at a price of A$0.0286 per share under our ATM facility raising A$305,565 before transaction costs.

●	On January 6, 2025, we issued 2,453,900 ordinary shares at a price of A$0.0289 per share under our ATM facility raising A$70,828 before transaction costs.

●	On January 14, 2025, we issued (i) 55,344,000 ordinary shares in the form of ADSs at a price of A$0.0242 per ADS and pre-funded warrants to purchase up to 779,893 ADSs representing 77,989,300 ordinary shares at a price of $1.4999 per pre-funded warrant with an exercise price of $0.0001 per ADS in a registered direct offering for an aggregate consideration of approximately A$1,341,348, (ii) unregistered Ordinary Warrants to purchase up to 1,333,333 ADSs representing 133,333,300 ordinary shares at an exercise price of $1.5 per ADS in a concurrent private placement, and (iii) unregistered placement agent warrants to purchase up to 40,000 ADSs representing 4,000,000 ordinary shares at an exercise price of $1.50 per ADS.

●	On February 6, 2025, we issued 60,000,000 ordinary shares at a price of A$0.0153 per share under our Equity Line of Credit facility raising A$917,450 before transaction costs.

●	On May 1, 2025, we issued 15,000,000 ordinary shares at a price of A$0.0094 per share under our Equity Line of Credit facility raising A$141,489 before transaction costs.

●	On June 5, 2025, we issued 32,500,000 ordinary shares at a price of A$.01550 per share under our Equity Line of Credit facility raising A$504,043 before transaction costs.

●	On June 11, 2025, we issued 35,000,000 ordinary shares at a price of A$.0280 per share under our Equity Line of Credit facility raising A$979,179 before transaction costs.

●	On June 17, 2025, we issued 30,000,000 ordinary shares at a price of A$.0200 per share under our Equity Line of Credit facility raising A$599,674 before transaction costs.

●	On July 25, 2025, we issued 1,057,000 ordinary shares pursuant to the partial exercise of the January 2025 Placement Agent Warrants (as defined below) in a cashless transaction.

●	On August 4, 2025, we issued (i) 14,204,500 ordinary shares at a purchase price of $0.0176 per share, and (ii) the Pre-Funded Warrants to purchase up to 204,547 ADSs, each ADS representing five hundred ordinary shares, at a purchase price of $8.7999 per Pre-Funded Warrant. Each Pre-Funded Warrant is exercisable for one ADS at an exercise price of $0.0001 per ADS underlying the Pre-Funded Warrant.

●	On August 19, 2025, we issued 650,000 ordinary shares at a price of A$0.0229 per share under our ATM facility raising A$14,869 before transaction costs.

●	On August 26, 2025, we issued 1,382,500 ordinary shares at a price of A$0.0255 per share under our ATM facility raising A$35,243 before transaction costs.

●	On September 11, 2025, we issued 8,576,000 ordinary shares at a price of A$0.0255 per share under our ATM facility raising A$219,008 before transaction costs.

●	On October 2, 2025, we issued 82,012,000 Ordinary Shares at a price of A$0.0234 per share under our ATM facility raising A$1,863,966.30 before transaction costs.

●	On December 3, 2025, we issued (i) 4,530,854,000 Ordinary Shares and (ii) pre-funded warrants to purchase up to 938,490 ADSs, at a purchase price of $4.9999 per pre-funded warrant in a private placement. Each pre-funded warrant is exercisable for one ADS at an exercise price of $0.0001 per ADS underlying the pre-funded warrant, is immediately exercisable, and will expire when exercised in full. We also issued to the Placement Agent the December 2025 Placement Agent Warrants to purchase up to 700,013 ADSs. The December 2025 Placement Agent Warrants have an exercise price equal to $7.50 per ADS and are exercisable commencing on the date that is 180 days after December 2, 2025 and will expire 5 years from December 2, 2025.

●	On December 10, 2025, we issued 219,841,000 Ordinary Shares pursuant to the exercise of the remaining Alumni Warrant in a cashless transaction.

●	On January 5, 2026, we issued 45,454,000 Ordinary Shares pursuant to the exercise of pre-funded warrants as issued in the August 4, 2025 PIPE.

Our Constitution is similar in nature to the bylaws of a U.S. corporation. It does not provide for or prescribe any specific objectives or purposes of Kazia. Our Constitution is subject to the terms of the Corporations Act. It may be amended or repealed and replaced by special resolution of shareholders, passed by at least 75% of the votes cast by shareholders entitled to vote on the resolution.

Under Australian law, a company has the legal capacity and powers of an individual both within and outside Australia. The material provisions of our Constitution are summarized below. This summary is not intended to be complete nor to constitute a definitive statement of the rights and liabilities of our shareholders, of which this prospectus forms a part.

Interested Directors

Subject to the Corporations Act, neither a director nor that director’s alternate may vote in respect of any contract or arrangement in which the director has, directly or indirectly, any material interest according to our Constitution. However, that director may execute or otherwise act in respect of that contract or arrangement notwithstanding any material personal interest. Unless a relevant exception applies, the Corporations Act requires our directors to provide disclosure of any material personal interest, and prohibits directors from voting on matters in which they have a material personal interest or being present while such matter is being considered at the board meeting. In addition, the Corporations Act requires shareholder approval of any provision of related party benefits to our directors.

Directors’ Compensation

Our directors are paid remuneration for their services as directors (but excluding any remuneration payable to a director under any executive services contract with us or one of our related bodies corporate) which is determined in a general meeting of shareholders. The aggregate, fixed sum for directors’ remuneration is to be divided among the directors in such proportion as the directors themselves agree and in accordance with our Constitution. The fixed sum remuneration for directors may not be increased except at a general meeting of shareholders and the particulars of the proposed increase are required to have been provided to shareholders in the notice convening the meeting. In addition, executive directors may be paid remuneration as determined by the directors from time to time and, including as a salary, commission or participation in profits and/or subject to the Corporations Act by the issue of shares, options to acquire shares or performance rights or other incentives (or a combination of any of these methods of remuneration).

Fees payable to our non-executive directors must be by way of a fixed sum and not by way of a commission on or a percentage of profits. Remuneration paid to our executive directors must also not include a commission or percentage of operating revenue.

Pursuant to our Constitution, if, at our board’s request, any director performs extra services or makes special exertions, Kazia may remunerate that director by paying for those services and exertions.

In addition to other remuneration provided in our Constitution, all of our directors are entitled to be paid by us for all other travelling, accommodation and other expenses incurred by the directors in attending and returning from general meetings, board meetings, committee meetings or otherwise in connection with our business.

Borrowing Powers Exercisable by Directors

Pursuant to our Constitution, the management and control of our business affairs are vested in our board of directors. Our board of directors has the power to raise or borrow money or obtain other financial accommodation for Company purposes, and may grant security for the repayment of that sum or sums or the payment, performance or fulfilment of any debts, liabilities, contracts or obligations incurred or undertaken by the Company in any manner and on any terms and conditions as our board thinks fit.

Retirement of Directors

A director, other than the director who is the Managing Director, must retire from office at the conclusion of three years or following the third annual general meeting after which the director was elected, whichever is longer. If no director is required to retire at an annual general meeting, then the director to retire will be the director who has been longest in office since last being elected. Retired directors are eligible for a re-election to the board of directors unless disqualified from acting as a director under the Corporations Act or our Constitution.

Rights and Restrictions on Classes of Shares

The rights attaching to our ordinary shares are detailed in our Constitution. Our Constitution provides that our directors may issue shares with any preferential, deferred or special rights, privileges or conditions or with any restriction (whether in relation to dividends, voting, return of share capital or otherwise) as our board of directors may determine. Subject to any approval which is required from our shareholders under the Corporations Act, we may issue further shares on such terms and conditions as our board of directors resolves.

Dividend Rights

Subject to our Constitution and the Corporations Act, our board of directors may from time to time determine to pay and declare dividends to shareholders. Except as otherwise provided by law, all dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for our benefit until claimed or otherwise disposed of in accordance with our Constitution.

Voting Rights

Under our Constitution, the rights and restrictions attaching to a class of shares, each shareholder has one vote on a show of hands at a meeting of the shareholders unless a poll is demanded under the Constitution or the Corporations Act. On a poll vote, each shareholder shall have one vote for each fully paid share and a fractional vote for each share held by that shareholder that is not fully paid, such fraction being equivalent to the proportion of the amount that has been paid to such date on that share. Shareholders may vote in person or by proxy, attorney or representative. Under Australian law, shareholders of a public company are generally not permitted to approve corporate matters by written consent. Our Constitution does not provide for cumulative voting. Note that ADS holders may not directly vote at a meeting of the shareholders but may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent in accordance with the deposit agreement.

Right to Share in Our Profits

Pursuant to our Constitution, our shareholders are entitled to participate in our profits by payment of dividends. Our board of directors may from time to time determine to pay dividends to the shareholders; however, no dividend is payable except in accordance with the Corporations Act and our Constitution.

Rights to Share in the Surplus in the Event of Winding Up

Our Constitution provides for the right of shareholders to participate in a surplus in the event of our winding up, subject to the rights attaching to a class of shares, the Constitution and the Corporations Act.

No Redemption Provision for Ordinary Shares

There are no redemption provisions in our Constitution in relation to ordinary shares. Under our Constitution, any preference shares may be issued on the terms that they are, or may at the option of Kazia or the holder be, liable to be redeemed or converted into ordinary shares.

Variation or Cancellation of Share Rights

Subject to the Corporations Act and the terms of issue of shares of that class, the rights attached to shares in a class of shares may only be varied or cancelled by either:

●	a special resolution passed by members holding shares in the class; or

●	the written consent of members with at least 75% of the shares in the class.

Directors May Make Calls

Our Constitution provides that our directors may make calls on a shareholder for all monies unpaid on shares held by that shareholder, other than monies payable at fixed times under the conditions of allotment.

General Meetings of Shareholders

General meetings of shareholders may be called by our board of directors. Except as permitted under the Corporations Act, shareholders may not convene a meeting. The Corporations Act requires the directors to call and arrange to hold a general meeting on the request of shareholders with at least 5% of the votes that may be cast at a general meeting. Further, the Corporations Act permits shareholders with at least 5% of the votes that may be cast at a general meeting to call, and arrange to hold, a general meeting provided that the members calling such meeting pay the expenses of calling and holding the meeting. Notice of the proposed meeting of our shareholders is required at least 21 days prior to such meeting under the Corporations Act.

Foreign Ownership Regulation

Our Constitution does not impose specific limitations on the rights of non-residents to own securities. However, acquisitions and proposed acquisitions of securities in Australian companies may be subject to review and approval by the Australian Federal Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) and the Foreign Acquisitions and Takeovers Regulation 2015 (Cth) (the “Foreign Takeovers Laws”), which generally applies to acquisitions or proposed acquisitions:

●	by a foreign person (as defined under the Foreign Takeovers Laws) or associated foreign persons that would result in such persons having an interest in 20% or more of the issued shares of, or control of 20% or more of the voting power in, an Australian company; and

●	by non-associated foreign persons that would result in such foreign persons having an aggregate interest in 40% or more of the issued shares of, or control of 40% or more of the voting power in, an Australian company, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Act, where the Australian company is valued above the monetary threshold prescribed by Foreign Takeovers Laws, or where the investor is a foreign government investor (as defined under the Foreign Takeovers Laws) acquiring a direct interest (10% or more) in an Australian company regardless of a monetary threshold.

However, in general terms, any such review or approval under the Foreign Takeovers Laws will only be required if the foreign acquirer is a U.S. entity or an entity from certain other countries and the value of the total assets of the Australian company or the value of the total issued securities of the Australian company is more than A$1,498 million, unless that company operates in certain sensitive industries. Exemptions do not generally apply to investments (regardless of the monetary value) by foreign persons if the Australian company is a national security business or investments in any such company by foreign governments and their associated entities.

The Australian Federal Treasurer may prevent a proposed acquisition in the above categories or impose conditions on such acquisition if the Treasurer is satisfied that the acquisition would be contrary to Australia’s national interest or national security. If a foreign person acquires shares, assets or an interest in such shares or assets in an Australian company in contravention of the Foreign Takeovers Laws, the Australian Federal Treasurer may make a range of orders, including an order the divestiture of such person’s shares or interest in shares in that Australian company. Further, breaches of the Foreign Takeovers Laws may result in significant fines or court ordered civil and criminal penalties, including imprisonment and substantial monetary penalties.

Ownership Threshold

There are no specific provisions in our Constitution that require a shareholder to disclose ownership above a certain threshold. As we are also a U.S. public company, our shareholders are subject to disclosure requirements under U.S. securities laws.

Issues of Shares and Change in Capital

Subject to our Constitution, the Corporations Act, and any other applicable law, we may at any time issue shares and give any person a call or option over any shares on any terms, with preferential, deferred or special rights, privileges or conditions or with any restrictions and for the consideration and other terms that the directors determine.

Subject to the requirements of our Constitution, the Corporations Act and any other applicable law, including relevant shareholder approvals, we may consolidate or divide our share capital into a larger or smaller number by resolution, reduce our share capital in any manner (provided that the reduction is fair and reasonable to our shareholders as a whole, does not materially prejudice our ability to pay creditors and obtains the necessary shareholder approval) or buy back our ordinary shares whether under an equal access buy-back or on a selective basis.

Change of Control

Takeovers of Australian public companies, such as Kazia, are regulated by the Corporations Act, which prohibits the acquisition of a “relevant interest” in issued voting shares in a listed company if the acquisition will lead to that person’s or someone else’s “voting power” (being the person’s relevant interests plus those of its associates) in Kazia’s issued shares increasing from 20% or below to more than 20% or increasing from a starting point that is above 20% and below 90% (“Takeovers Prohibition”), subject to a range of exceptions.

Generally, a person will have a relevant interest in securities if the person:

●	is the holder of the securities or the holder of ADSs representing those securities;

●	has power to exercise, or control the exercise of, a right to vote attached to the securities; or

●	has the power to dispose of, or control the exercise of a power to dispose of, the securities, including any indirect or direct power or control.

If, at a particular time:

●	a person has a relevant interest in issued securities; and

●	the person has:

●	entered or enters into an agreement with another person with respect to the securities;

●	given or gives another person an enforceable right, or has been or is given an enforceable right by another person, in relation to the securities (whether the right is enforceable presently or in the future and whether or not on the fulfillment of a condition); or

●	granted or grants an option to, or has been or is granted an option by, another person with respect to the securities; and

●	the other person would have a relevant interest in the securities if the agreement were performed, the right enforced or the option exercised, then the other person is taken to already have a relevant interest in the securities.

There are a number of exceptions to the Takeovers Prohibition on acquiring a relevant interest in issued voting shares above 20%. In general terms, some of the more significant exceptions include:

●	when the acquisition results from the acceptance of an offer under a formal takeover bid;

●	when the acquisition has been previously approved by shareholders of Kazia by resolution passed at general meeting;

●	an acquisition by a person if, throughout the six months before the acquisition, that person or any other person has had voting power in Kazia of at least 19% and, as a result of the acquisition, none of the relevant persons would have voting power in Kazia more than three percentage points higher than they had six months before the acquisition;

●	when the acquisition results from the issue of securities under a pro rata rights issue;

●	when the acquisition results from the issue of securities under a dividend reinvestment scheme or bonus share plan;

●	when the acquisition results from the issue of securities under certain underwriting arrangements;

●	when the acquisition results from the issue of securities through a will or through operation of law;

●	an acquisition that arises through the acquisition of a relevant interest in another listed company which is listed on a prescribed financial market or a foreign market approved by the Australian Securities and Investments Commission (“ASIC”); or

●	an acquisition arising through a compromise, arrangement, liquidation or buy-back.

Breaches of the takeovers provisions of the Corporations Act are criminal offenses. The ASIC and the Australian Takeovers Panel have a wide range of powers relating to breaches of takeover provisions or other circumstances deemed to be unacceptable (whether or not they involve a breach of the takeover provisions), including the ability to make orders canceling contracts, freezing transfers of, and rights attached to, securities, and forcing a party to dispose of securities. There are certain defenses to breaches of the takeover provisions provided in the Corporations Act.

Access to and Inspection of Documents

Inspection of our records is governed by the Corporations Act. Any member of the public has the right to inspect or obtain copies of our registers on the payment of a prescribed fee. Shareholders are not required to pay a fee for inspection of our registers or minute books of the meetings of shareholders. Other corporate records, including minutes of directors’ meetings, financial records and other documents, are not open for inspection by shareholders or any member of the public. However, where a shareholder is acting in good faith and an inspection is deemed to be made for a proper purpose, a shareholder may apply to the court to make an order for inspection of our books.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS represents five hundred (500) ordinary shares (or a right to receive five hundred (500) ordinary shares) deposited with HSBC Bank Australia Limited, as custodian for the depositary. Each ADS may also represent any other securities, cash or other property which may be held by the depositary, referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either:

●	directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name in the Direct Registration System; or

●	indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company.

If you hold ADSs directly, you are a registered ADS holder (an “ADS holder”). This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System (“DRS”) is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Australian law governs shareholder rights in respect of an Australian company such as Kazia. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons directly or indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which summarizes certain terms of your ADSs. A copy of the deposit agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the deposit agreement on the SEC’s website at http://www.sec.gov.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and can not be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution to the extent reasonably practicable and permitted under law. The depositary will only distribute whole ADSs. It will try to sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to you. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for such rights.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf all in accordance with your instructions. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the rights require you to pay and comply with other applicable instructions.

●	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt another legal, fair and practical method. It may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or any other property to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person designated by you at the office of the custodian. In the alternative, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you upon our request. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date established by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares underlying the ADSs. However, you may not know about the meeting with a sufficient amount of advance notice to withdraw the shares.

The depositary will attempt, as far as practical, subject to the laws of Australia and of our Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities represented by your ADSs as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ADSs representing ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ADSs representing ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay the depositary:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	●	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	●	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	●	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	●	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$.05 (or less) per ADS per calendar year	●	Depositary services

Registration or transfer fees	●	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	●	Cable, SWIFT and facsimile transmissions (when expressly provided in the deposit agreement)

	●	Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or shares underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	●	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	●	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid. The depositary may collect any of its fees by deduction from any cash distribution payable to you.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from you, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:		Then:
●	Reclassify, split up or consolidate any of the deposited securities	The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

●	Distribute securities in respect of deposited shares that are not distributed to you

●	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may initiate termination of the deposit agreement if at any time 60 days shall have expired after the depositary delivered to us a written resignation notice and a successor depositary has not been appointed and accepted its appointment, an insolvency event or delisting event occurs, or a termination option event has occurred or will occur. If termination of the deposit agreement is initiated, the depositary shall deliver a notice of termination to you setting a date for termination, which shall be at least 90 days after the date of that notice, and the deposit agreement shall terminate on that date. After termination, the depositary and its agents will do the following under the deposit agreement (but nothing else):

●	collect distributions on the deposited securities;

●	sell rights and other property; and

●	deliver shares and other deposited securities upon cancellation of ADSs.

At any time after termination, the depositary may sell any remaining deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to indemnify the relevant persons under the deposit agreement and to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

You have the right to cancel your ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

●	when you owe money to pay fees, taxes and similar charges; and

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership may be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Disclosure of Interests

When required in order to comply with applicable laws and regulations or our constitution, we may from time to time request each direct and indirect ADS holder to provide to the depositary information relating to: (a) the capacity in which it holds ADSs, (b) the identity of any indirect ADS holders or other persons or entities then or previously interested in those ADSs and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance. Each direct and indirect ADS holder agrees to provide all information known to it in response to a request of that kind. Each indirect ADS holder consents to the disclosure by the direct ADS holder or other indirect ADS holder through which it holds ADSs, of all information responsive to a request of that kind.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares represented by ADSs in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. A general description of terms and provisions of the warrants we may offer is included below. A prospectus supplement and warrant agreement will contain specific terms of any warrants.

The prospectus supplement relating to any warrants will contain, as applicable, the following:

●	the designation, amount and terms of the securities purchasable on exercise of the warrants;

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants, if applicable;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms;

●	any material U.S. federal or Australian income tax consequences;

●	the identity of the warrant agent and of any other depositaries, paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	the date from and after which the warrants and the ordinary shares will be separately transferable, if applicable;

●	the minimum or maximum amount of the warrants that may be exercised at any time, if applicable;

●	any information with respect to book-entry procedures;

●	any anti-dilution provisions of the warrants;

●	any redemption or call provisions of the warrants; and

●	any additional terms of the warrants, including procedures and limitations with regard to the exercise and exchange of the warrants.

Holders of warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Kazia.

Each warrant will entitle its holder to purchase the number of ordinary shares represented by ADSs at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase ordinary shares represented by ADSs are exercised, the holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the ordinary shares, if any.

TAXATION

You should carefully read the discussion of the material U.S. federal income and Australian tax considerations associated with the ownership and disposition of our securities set forth in our Annual Report on Form 20-F for the year ended June 30, 2025 under the heading “Item 10. Additional Information – E. Taxation”, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

PLAN OF DISTRIBUTION

Subject to applicable laws, we may sell the securities in any one or more of the following ways from time to time, including any combination thereof:

●	to or through underwriters;

●	to or through dealers;

●	through agents, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	in block trades;

●	directly to one or more purchasers, including our affiliates;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

The prospectus supplement relating to a particular offering of our securities will set forth the terms of such offering, including:

●	the type of securities to be offered;

●	the name or names of any underwriters, dealers or agents and the amounts of the securities underwritten or purchased by each of them;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the initial offering price;

●	any discounts or concessions allowed or reallowed to be paid to dealers; and

●	any securities exchanges on which the offered securities may be listed

Any initial offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell the securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

Notice to Prospective Investors in Australia

This prospectus is not a disclosure document for the purposes of the Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below.

Accordingly, if you receive this prospectus in Australia, you confirm and warrant that you are either:

●	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

●	a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offering has been made;

●	a person associated with us under section 708(12) of the Corporations Act; or

●	a “professional investor” under section 708(11) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer of an issue of securities made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not sell or offer for sale within Australia any of the securities issued to you within 12 months after those securities have been issued under this prospectus, unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.kaziatherapeutics.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our board members, executive officers, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and consolidated financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and should be read carefully. Certain information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Securities;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 9, 2025, July 25, 2025, August 1, 2025, September 11, 2025, October 2, 2025, October 7, 2025, November 18, 2025, December 2, 2025, December 5, 2025, December 10, 2025, December 19, 2025, and January 27, 2026; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Kazia Therapeutics Limited, Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. You may also obtain information about us by visiting our website at www.kaziatherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company limited by shares incorporated under the laws of Australia. Certain of our directors are non-residents of the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.

 You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.

With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia, and recognition and enforcement of US judgments in Australia will be dependent on Australian common law.

The disclosure in this section is not based on the opinion of counsel.

We have appointed Vcorp Services, LLC as our agent to receive service of process with respect to any action brought against us under the federal securities laws of the United States.

LEGAL MATTERS

Legal matters with respect to U.S. federal and New York law in connection with any offering of the Securities will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain legal matters with respect to Australian law in connection with the validity of the ordinary shares being offered by this prospectus and other legal matters with respect to Australian law will be passed upon for us by Baker & McKenzie, Sydney, Australia.

EXPERTS

The consolidated financial statements of Kazia Therapeutics Limited as of June 30, 2025 and 2024, and for each of the three years ended June 30, 2025 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

OFFERING EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates, with the exception of the SEC registration fee and FINRA filing fee. Additional expenses relating to offerings of particular Securities are not included in the table below. Each prospectus supplement describing an offering of Securities will provide estimated expenses related to the Securities offered under that prospectus supplement.

SEC registration fee		$27,620
FINRA filing fee		$30,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Other miscellaneous fees and expenses		*
Total	$	*

*	Estimated expenses not presently known.

Kazia Therapeutics Limited

$200,000,000

American Depositary Shares representing Ordinary Shares

Warrants

PROSPECTUS

          , 2026

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2026.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus supplement is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 17, 2026.

PROSPECTUS SUPPLEMENT

To Prospectus dated        , 2026

Up to $100,000,000

American Depositary Shares representing Ordinary Shares

We have entered into a sales agreement with Leerink Partners LLC (“Leerink Partners”) on March 17, 2026 (the “Sales Agreement”), relating to the sale of relating to the American Depositary Shares (“ADSs”) offered by this prospectus. Each ADS represents five hundred (500) of our ordinary shares, no par value. Under this prospectus, we may offer and sell ADSs having an aggregate offering price of up to $100.0 million from time to time through or to Leerink Partners, acting as sales agent or principal, in accordance with the Sales Agreement.

The ADSs representing our ordinary shares are listed on the Nasdaq Capital Market under the symbol “KZIA.” On March 12, 2026, the last reported sale price of the ADSs on Nasdaq was $8.01 per share.

Sales of the ADSs, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Leerink Partners is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us, consistent with its normal trading and sales practices, on mutually-agreed terms between Leerink Partners and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Leerink Partners will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of any of the ADSs sold under the Sales Agreement. In connection with the sale of the ADSs on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Leerink Partners with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-9 of this prospectus supplement for additional information regarding the compensation to be paid to Leerink Partners.

We are a “foreign private issuer”, as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in the ADSs involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page S-3 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying the ADSs.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners

The date of this prospectus supplement is March        , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of the ADSs. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering. When we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus relates only to an offering of up to $100.0 million of the ADSs through or to Leerink Partners. These sales, if any, will be made pursuant to the terms of the Sales Agreement, a copy of which is incorporated by reference into this prospectus.

To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “Kazia,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Kazia Therapeutics Limited and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

S-ii

We own various trademark registrations and applications, and unregistered trademarks, including Kazia and Kazia Therapeutics and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders, solely for convenience, trademarks and trade names referred to in this prospectus appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

Unless otherwise indicated, all amounts presented in this prospectus are presented in U.S. Dollars (“$”). Our reporting and functional currency is the Australian Dollar (“A$”). Solely for the convenience of the reader, this prospectus contains translations of certain Australian Dollar amounts into U.S. Dollars at specified rates. Except as otherwise stated in this prospectus, all translations from Australian Dollars to U.S. Dollars are based on the exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia as of March 12, 2026. No representation is made that Australian Dollar amounts referred to in this prospectus could have been or could be converted into U.S. Dollars at such rates or any other rates. Any discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. These data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation.

We are incorporated in Australia, and many of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic registrants whose securities are registered under the Exchange Act.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, we caution you that these statements are based on a combination of facts and important factors currently known by us and our expectations of the future, about which we cannot be certain.

Forward-looking statements may include statements about:

●	the cost, timing and results of preclinical studies and clinical trials and other development activities by us and our collaborative partners;

●	the likelihood of our clinical programs being executed on timelines provided and reliance on our contract research organizations (CROs) and predictability of timely enrollment of subjects and patients to advance our clinical trials and maintain their own operations;

●	our reliance on contract manufacturers to supply materials for research and development and the risk of supply interruption from a contract manufacturer;

●	the potential for future data to alter initial and preliminary results of early-stage clinical trials;

●	the unpredictability of the duration and results of the regulatory review of applications or clearances that are necessary to initiate and continue to advance and progress our clinical programs, and the ability to successfully submit the necessary applications or to obtain the necessary clearances;

●	the ability to secure, maintain and realize the intended benefits of collaborations with partners;

●	the possible impairment of, inability to obtain, and costs to obtain intellectual property rights;

●	our ability to attract and retain key scientific and/or management personnel; our ability to obtain funding for our operations, including funding necessary to complete further development and commercialization of our product candidates, if approved;

●	the accuracy of our estimates of our future revenue, expenses, capital requirements and needs for additional financing;

S-iv

●	our anticipated use of proceeds from this offering, if any;

●	our estimates regarding the market opportunities for our current and future programs and any future product candidates;

●	the impact on our operations and activities that may be slowed or halted by shortage and/or pressure on supply and logistics on the global market, and/or any U.S. government shutdown;

●	general business, financial and accounting risks and risks related to litigation and disputes with third parties; and

●	the other risks and uncertainties, including those listed under the caption “Risk Factors.”

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying base prospectus, and documents incorporated by reference herein, particularly in the section titled “Risk Factors,” that we believe may cause our actual results or events to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the documents that we have filed as exhibits to the registration statement of which this prospectus supplement forms a part, completely and with the understanding that our actual future results, performance or achievements may be materially different from what we expect. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-v

PRESENTATION OF FINANCIAL INFORMATION

We maintain our books and records in Australian dollars and we prepare our consolidated financial statements in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board (“AASB”) and also comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). All references in this prospectus supplement to “$” are to U.S. dollars and all references to “A$” are to Australian dollars. Unless otherwise indicated, certain A$ amounts contained in this prospectus supplement have been translated into U.S. dollars at the rate of A$1.00 to $0.7125, which was the rate of Reserve Bank of Australia on March 12, 2026, except that for historical financial information as of December 31, 2025, the conversion rate applicable to those amounts is A$1.00 to $0.6693. These translations should not be considered representations that any such amounts have been, could have been or could be converted into A$ at that or any other exchange rate as of that or any other date. Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year.

We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

S-vi

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and incorporated by reference. This summary does not contain all of the information that you should consider before investing in the Securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and all information incorporated by reference, including our Annual Report on Form 20-F and the accompanying historical consolidated financial statements and the related notes to those financial statements.

Overview

We are an oncology-focused biotechnology company with a portfolio of development candidates across several technologies that have the potential to yield first-in-class and best-in-class agents in a range of oncology indications. Our lead development candidate is paxalisib (formerly known as GDC-0084), a small-molecule, brain-penetrant inhibitor of the PI3K/Akt/mTOR pathway, that is being developed as a potential therapy for glioblastoma, the most common and most aggressive form of primary brain tumor in adults, as well as advanced breast cancer and other forms of brain cancer. Our second asset is EVT801, a small-molecule selective inhibitor of vascular endothelial growth factor receptor 3, which we licensed from Evotec SE in April 2021.

Corporate Information

Kazia Therapeutics Limited (formerly Novogen Limited) was incorporated in Australia in 1994. The ADSs, each representing five hundred (500) fully paid ordinary shares, are listed on the Nasdaq Capital Market under the symbol “KZIA”. The Depositary for the ADSs is The Bank of New York Mellon, 240 Greenwich Street, New York, NY 10286.

Our principal executive offices are located at Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. Our corporate email address is info@kaziatherapeutics.com. Our website address is www.kaziatherapeutics.com. Information on our website and the websites linked to it do not constitute part of this prospectus or the registration statement to which this prospectus forms a part. Our agent for service of process in the United States is Vcorp Services, LLC, 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. As long as we qualify as a foreign private issuer under the Exchange Act, we will continue to be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act

●	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. As a result, some investors may find the ADSs less attractive, which could result in a less active trading market for the ADSs or more volatility in the price of the ADSs. We may in the future lose our foreign private issuer status, which could result in significant additional costs and expenses.

THE OFFERING

ADSs offered by us in this offering:	ADSs, each ADS representing five hundred (500) ordinary shares, no par value, having an aggregate offering price of up to $100.0 million.

Manner of offering:	“At the market offering” that may be made from time to time through or to Leerink Partners, as sales agent or principal. See “Plan of Distribution.”

The ADSs:	Each ADS represents five hundred (500) ordinary shares. The ADSs will be delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, or its nominee, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Amended and Restated Deposit Agreement, dated as of June 13, 2016, among us, the Depositary and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as Exhibit 2.1 to the Annual Report on Form 20-F filed by us with the SEC on November 7, 2025.

Subject to the terms of the Deposit Agreement and in compliance with the relevant requirements set out in the prospectus, you may surrender your ADSs to the Depositary for cancellation and withdrawal of the ordinary shares underlying your ADSs. The Depositary will charge you fees for such cancellations pursuant to the Deposit Agreement.

We may amend or terminate the deposit agreement for any reason without your consent. Any amendment that imposes or increases fees or charges or which materially prejudices any substantial existing right you have as an ADS holder will not become effective as to outstanding ADSs until 30 days after notice of the amendment is given to ADS holders. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

To better understand the terms of the ADSs, you should carefully read the section in the base prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which will be filed as an exhibit to the registration statement to which this prospectus supplement forms a part.

Depositary:	The Bank of New York Mellon.

Custodian:	HSBC Bank Australia Limited

Use of proceeds:	We intend to use the net proceeds from this offering, if any, together with our existing cash and cash equivalents, for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).

Risk factors:	You should read the “Risk Factors” section of this prospectus and the other information in this prospectus for a discussion of factors to consider carefully before deciding to invest in the ADSs representing our ordinary shares.

Listing:	The ADSs are listed on the Nasdaq Capital Market under the symbol “KZIA.”

RISK FACTORS

Investing in the ADSs involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to this Offering, Our Ordinary Shares, and the ADSs

The market price of the ADSs has been and will likely continue to be volatile and you could lose all or part of your investment.

The market price of the ADSs has been and may continue to be highly volatile and could be subject to large fluctuations in response to the risk factors discussed in this section, and others beyond our control, including the following:

●	unacceptable toxicity findings in animals or humans;

●	lack of efficacy in human trials at Phase II stage or beyond;

●	announcements of technological innovations by us and our competitors;

●	new products introduced or announced by us or our competitors;

●	changes in financial estimates by securities analysts;

●	actual or anticipated variations in operating results;

●	expiration or termination of licenses, research contracts or other collaboration agreements;

●	conditions or trends in the regulatory climate in the biotechnology, pharmaceutical and genomics industries;

●	changes in the market values of similar companies;

●	the liquidity of any market for our securities; and

●	additional sales by us of our securities.

In addition, equity markets in general and the market for biotechnology and life sciences companies in particular, have experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies traded in those markets. Further changes in economic conditions in Australia, the U.S., EU, or globally, could impact our ability to grow profitably. Adverse economic changes are outside our control and may result in material adverse effects on our business or results of operations. These broad market and industry factors may materially affect the market price of the ADSs regardless of our development and operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources.

If the market price of the ADSs falls and remains below $5.00 per share, under stock exchange rules, our shareholders will not be able to use such ADSs as collateral for borrowing in margin accounts. This inability to use ADSs as collateral may depress demand as certain institutional investors are restricted from investing in securities priced below $5.00 and may lead to sales of such ADSs, creating downward pressure on and increased volatility in the market price of the ADSs.

Raising additional capital, including as a result of this offering, may cause dilution to our existing shareholders, restrict our operations or cause us to relinquish valuable rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as holder of ADSs. Any indebtedness we incur would result in increased fixed payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us or our shareholders. Furthermore, the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of the ADSs to decline and existing shareholders may not agree with our financing plans or the terms of such financings. If we raise additional funds through strategic partnerships, collaborations, and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our intellectual property, technologies or our product candidates, or grant licenses on terms unfavorable to us.

Future sales or issuances of the ADSs in the public markets, or the perception of such sales, could depress the trading price of the ADSs.

The sale of a substantial number of ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.

You are reliant on the Depositary to exercise your voting rights and to receive distributions on ADSs and, as a result, you may be unable to exercise your voting rights on a timely basis or you may not receive certain distributions.

In certain circumstances, holders of ADSs may have limited rights relative to holders of ordinary shares. The rights of holders of ADSs with respect to the voting of ordinary shares and the right to receive certain distributions may be limited in certain respects by the Deposit Agreement among us, The Bank of New York Mellon as depositary and ADS holders from time to time. For example, although ADS holders are entitled under the Deposit Agreement, subject to any applicable provisions of Australian law and of our Constitution, to instruct the depositary as to the exercise of the voting rights pertaining to the ordinary shares represented by the ADSs, and the depositary has agreed that, if we asked it to solicit voting instructions, it will try, as far as practical, to vote the ordinary shares so represented in accordance with such instructions, ADS holders may not receive notices sent by the depositary in time to ensure that the depositary will vote the ordinary shares. This means that, from a practical point of view, the holders of ADSs may not be able to exercise their right to vote. Holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be materially and adversely affected. In addition, under the Deposit Agreement, the depositary has the right to restrict distributions to holders of the ADSs in the event that it is unlawful or impractical to make such distributions. We have no obligation to take any action to permit distributions to holders of the ADSs. As a result, holders of ADSs may not receive distributions.

Currency fluctuations may adversely affect the price of the ADSs.

The ADSs are quoted in U.S. dollars on the Nasdaq Capital Market. Movements in the Australian dollar/U.S. dollar exchange rate may adversely affect the U.S. dollar price of the ADSs. In the past year the Australian dollar has generally weakened against the U.S. dollar. However, this trend may not continue and may be reversed.

We do not currently intend to pay dividends on our securities and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the ADSs.

We have not declared or paid any cash dividends on our Ordinary Shares since our inception and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our operations and growth. Therefore, you are not likely to receive any dividends on your ADSs for the foreseeable future and the success of an investment in the ADSs will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which our shareholders have purchased them. Investors seeking cash dividends should consider not purchasing the ADSs.

Risks Related to this Offering

You may experience immediate and substantial dilution in the book value per ADS you purchase.

The offering price per ADS in this offering may exceed the net tangible book value per ADS outstanding prior to this offering. If holders of outstanding options exercise those options at prices below the price you pay, you would experience further dilution. Because the sales of the ADSs offered hereby will be made directly into the market, the prices at which we sell these ADSs will vary and these variations may be significant. Purchasers of the ADSs we sell, as well as holders of our existing ADSs, will experience significant dilution if we sell ADSs at prices significantly below the price at which they invested. See “Dilution” on page S-8.

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of ADSs we will sell under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement entered into by us with Leerink Partners and compliance with applicable law, we have the discretion to deliver a placement notice to Leerink Partners at any time throughout the term of the Sales Agreement. The number of ADSs that are sold by Leerink Partners after delivering a placement notice will fluctuate based on the market price of the ADSs during the sales period and limits we set with Leerink Partners. Because the price per ADS will fluctuate during the sales period, we cannot predict the number of ADSs that will ultimately be issued or the resulting gross proceeds.

The ADSs offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase ADSs in this offering at different times will likely pay different prices and may experience different investment outcomes. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of ADSs sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We may not sell the maximum amount of ADSs offered by this prospectus supplement, and even if we sell the maximum amount of ADSs offered by this prospectus supplement, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Leerink Partners is not required to sell any specific number of securities but will offer the securities using commercially reasonable efforts upon our delivery of sales notices, meaning that we may raise substantially less than the total maximum offering amount. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use, we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing shareholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2025, presented in U.S. Dollars:

●	on an actual basis based upon an exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia on March 12, 2026; and

●	on an as-adjusted basis to give further effect to the sale of 12,484,394 ADSs in this offering at an assumed offering price of $8.01 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Capital Market on March 12, 2026, after deducting the estimated sales commissions and estimated offering expenses payable by us.

You should read this table in conjunction with the section titled “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The information in the table below has been calculated based upon an exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia on March 12, 2026.

	As of June 30, 2025 Actual ($)(1)	Pro Forma ($)(1)
Cash and cash equivalents	3,095,592	102,779,279
Equity:
Contributed equity	87,670,196	187,353,883
Other contributed equity	270,910	270,910
Reserves	2,208,527	2,208,527
Accumulated losses	(96,064,415)	(96,064,415)
Total equity	(5,914,782)	93,768,905
Total indebtedness	- (2)	-	(2)
Total capitalization	(5,914,782)	93,768,905

(1)	The information in this column has been calculated based upon an exchange rate of A$1.00 to $0.7125 as published by the Reserve Bank of Australia on March 12, 2026.

(2)	As of June 30, 2025, we had A$396 thousand of borrowing which related to the annual insurance renewal program. An offsetting prepayment of insurance invoices is included in Prepayments, as described in Note 10-Other Current Assets to our consolidated financial statements for the year ended June 30, 2025 appearing in our annual report on Form 20-F filed on November 7, 2025, as incorporated by reference in this prospectus. As such, such borrowings were excluded from our total indebtedness presented in the table above.

USE OF PROCEEDS

We may sell ADSs having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any ADSs under or fully utilize the Sales Agreement with Leerink Partners as a source of financing.

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, the status of and results from our clinical, non-clinical or pre-clinical trials, whether or not we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. In addition, while we have not entered into any outstanding binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures, and other strategic transactions.

Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment-grade instruments.

DILUTION

If you invest in the ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the price per ADS you pay in this offering and the as adjusted net tangible book value per ADS immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2025.

As of December 31, 2025, our net tangible book value was $30,373,184 or $0.01 per ordinary share (equivalent to approximately $2.68 per ADS). Our net tangible book value per ADS represents our total tangible assets less our total liabilities, divided by the number of ordinary shares outstanding as of December 31, 2025.

After giving effect to the sale of the ADSs in the aggregate amount of approximately $100.0 million at the assumed public offering price of $8.01 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Capital Market on March 12, 2026, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $0.01 per ordinary share, or approximately $5.33 per ADS. This represents an immediate increase in as adjusted net tangible book value of $2.65 per ADS to our existing shareholders and an immediate dilution of $2.68 per ADS to investors participating in this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering:

Assumed public offering price per ADS		$8.01
Historical net tangible book value per ADS as of December 31, 2025	$2.68
Increase in net tangible book value per ADS attributable to new investors purchasing ADSs in this offering	$2.65

As adjusted net tangible book value per ADS after this offering		$5.33

Dilution per ADS to new investors purchasing ADSs in this offering		$2.68

The table above assumes for illustrative purposes that an aggregate of 12,484,394 ADSs are sold during the term of the sale agreement at a price of $8.01 per ADS, the last reported sale price of the ADSs on the Nasdaq Capital Market on March 12, 2026, for aggregate gross proceeds of approximately $100.0 million. The ADSs subject to the Sales Agreement are being sold from time to time at various prices. An increase of $1.00 per ADS in the price at which the ADSs are sold from the assumed offering price of $8.01 per ADS shown in the table above, assuming all of the ADSs in the aggregate amount of $100.0 million are sold at that price, would increase our adjusted net tangible book value per ADS after the offering to $5.66 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering to $3.35 per ADS, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per ADS in the price at which the ADS are sold from the assumed offering price of $8.01 per ADS shown in the table above, assuming all of the ADSs in the amount of approximately $100.0 million are sold at that price, would decrease our adjusted net tangible book value per ADS after the offering to $4.96 per ADS and would increase the dilution in net tangible book value per ADS to new investors in this offering of $2.05 per ADS, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of ADSs sold.

The foregoing table and discussion is based on 5,020,465,734 ordinary shares outstanding as of December 31, 2025 and excludes the following:

●	647,530,000 ordinary shares issuable upon the exercise of options for ordinary shares outstanding under our Officers’ and Employees’ Share Option Plan, with a weighted-average exercise price of $0.34 per share.

To the extent that options are issued under our Officers’ and Employee’s Share Option Plan or we sell additional ordinary shares or ADSs in the future, there will be further dilution to investors participating in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Leerink Partners. Pursuant to this prospectus supplement, we may offer and sell the ADSs, each representing five hundred (500) of our ordinary shares, having an aggregate gross sales price of up to $100.0 million, from time to time through or to Leerink Partners, acting as sales agent or principal. A copy of the Sales Agreement has been filed as an exhibit to our registration statement on Form F-3 of which this prospectus supplement forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Leerink Partners may sell the ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Leerink Partners not to sell the ADSs if the sales cannot be effected at or above the price designated by us from time to time. We or Leerink Partners may suspend the offering of the ADSs upon notice and subject to other conditions.

We will pay Leerink Partners commissions, in cash, for its service in acting as agent in the sale of the ADSs. Leerink Partners will be entitled to compensation at a commission rate equal to 3.0% of the sales price per ADS sold under the Sales Agreement. Because there is no minimum offering amount, the actual public offering amount, commissions and proceeds to us, if any, are not currently determinable. We have also agreed to reimburse Leerink Partners for certain specified expenses, including the reasonable and documented fees and disbursements of its U.S. and Australian legal counsels in an aggregate amount not to exceed $100,000 and certain ongoing expenses, including ongoing outside legal expenses up to $25,000 in connection with each Representation Date for ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Leerink Partners under the terms of the Sales Agreement, will be approximately $0.2 million.

Settlement for sales of the ADSs will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Leerink Partners in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of the ADSs as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Leerink Partners may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Leerink Partners will use commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ADSs under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of ADSs on our behalf, Leerink Partners will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Leerink Partners will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Leerink Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering of ADSs representing our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Leerink Partners may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Leerink Partners and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Leerink Partners will not engage in any market making activities involving the ADSs while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Leerink Partners and Leerink Partners may distribute this prospectus electronically.

The ADSs are listed on the Nasdaq Capital Market and trade under the symbol “KZIA.” The depositary bank of the ADSs is the Bank of New York Mellon.

EXPENSES

Set forth below is an itemization of the estimated expenses currently expected to be incurred in connection with the issuance and distribution of the Securities. The amounts in the table below are estimates.

Legal fees and expenses	$265,000
Accounting fees and expenses	$46,313
Other miscellaneous fees and expenses	$5,000
Total	$316,313

LEGAL MATTERS

The validity of the ADSs and our ordinary shares and certain other matters of U.S. federal law and Australian law will be passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey and Baker & McKenzie, Sydney, New South Wales, Australia. Leerink Partners is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Kazia Therapeutics Limited as of June 30, 2025 and 2024, and for each of the three years ended June 30, 2025 incorporated by reference in this prospectus supplement and in the Registration Statement have been so incorporated in reliance on the report of BDO Audit Pty Ltd, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. We have also filed a related registration statement on Form F-6 (File No. 333-128681) with the SEC to register the ADSs. This prospectus supplement does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.kaziatherapeutics.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

We are subject to the information reporting requirements of the Exchange Act, applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and current reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, for so long as we are a foreign private issuer, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.

We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, if we so request, to mail to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary and will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means we are able to disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus supplement and should be read carefully. Certain information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Certain information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the registration statement of which it is a part the following documents, including any amendments to such filings:

●	our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	the descriptions of our ordinary shares and the American Depositary Shares representing the ordinary shares that are contained in Item 10.B. “Additional Information—Memorandum and Articles of Association” and Item 12.D “Description of Securities other than Equity Securities—American Depositary Shares” in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 7, 2025;

●	any annual report on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of Securities;

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on July 9, 2025, July 25, 2025, August 1, 2025, September 11, 2025, October 2, 2025, October 7, 2025, November 18, 2025, December 2, 2025, December 5, 2025, December 10, 2025, December 19, 2025, and January 27, 2026; and

●	any other Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of this offering of securities, but only to the extent that those forms expressly state that we incorporate them by reference in this prospectus.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Kazia Therapeutics Limited, Level 24, Three International Towers, 300 Barangaroo Avenue, Sydney, NSW, 2000, Australia. Our telephone number is +61-2-9472-4101. You may also obtain information about us by visiting our website at www.kaziatherapeutics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

Kazia Therapeutics Limited

$100,000,000

American Depositary Shares representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Leerink Partners

      , 2026

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Australian law. Australian law provides that a company or a related body corporate of the company must not:

●	exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company; and

●	indemnify a person (whether by agreement or by making a payment, and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

●	a liability owed to the company or a related body corporate of the company;

●	a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act 2001;

●	a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

●	legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

●	in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

●	in defending or resisting criminal proceedings in which the officer or director is found guilty;

●	in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

●	in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution. Our Constitution provides, to the maximum extent permitted by law, for the indemnification of every person who is or has been a director or secretary of Kazia against liability (other than legal costs that are unreasonable) incurred by that person as a director or secretary of Kazia other than as prohibited under the Corporations Act as detailed above. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of Kazia where the company requested that person to accept that appointment.

Indemnification Agreements. Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director.

SEC Position. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

EXHIBIT INDEX

Exhibits	Description

1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated as of March 17, 2026 by and between the Company and Leerink Partners LLC.

3.1	Constitution of Kazia Therapeutics Limited, as amended and restated on November 16, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement filed with the SEC on Form F-1 filed on January 31, 2024).

4.1	Amended and Restated Deposit Agreement, dated as of June 13, 2016 among Novogen Limited, The Bank of New York Mellon, as Depositary, and owners and holders from time to time of ADS’s issued thereunder (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F filed with the SEC on October 27, 2016 (File No. 0-29962)).

4.2	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1).

4.3*	Form of ADS Warrant Agent Agreement.

4.4*	Form of Global Warrant to Purchase ADS’s (included in Exhibit 4.3).

4.5	Form of Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.2 to the Form 6-K filed by the Company with the SEC on December 6, 2023).

4.6	Form of Placement Agent Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.3 to the Form 6-K filed by the Company with the SEC on December 6, 2023).

4.7	Form of Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Form 6-K filed by the Company with the SEC on April 19, 2024).

4.8	Form of Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Form 6-K filed by the Company with the SEC on May 17, 2024).

4.9	Form of Pre-Funded Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Form 6-K filed by the Company with the SEC on January 13, 2025).

4.10	Form of Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.2 to the Form 6-K filed by the Company with the SEC on January 13, 2025).

4.11	Form of Placement Agent Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.3 to the Form 6-K filed by the Company with the SEC on January 13, 2025).

4.12	Form of Pre-Funded Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Form 6-K filed by the Company with the SEC on August 1, 2025).

4.13	Form of Pre-Funded Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.1 to the Form 6-K filed by the Company with the SEC on December 2, 2025).

4.14	Form of Placement Agent Warrant to purchase Ordinary Shares represented by American Depositary Shares (incorporated by reference to Exhibit 4.2 to the Form 6-K filed by the Company with the SEC on December 2, 2025).

5.1	Opinion of Baker & MacKenzie LLP.

23.1	Consent of Baker & MacKenzie LLP (included in Exhibit 5.1).

23.2	Consent of BDO Audit Pty Ltd.

24.1	Power of Attorney (contained on the signature page to this registration statement).

107	Filing Fee Table.

*	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference herein.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) to this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia, on March 17, 2026.

Kazia Therapeutics Limited

By:	/s/ John Friend
	Name:	John Friend
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Friend and Jeffrey Bonacorda, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his name or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant, any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement with all exhibits thereto, and sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bryce Carmine	Chairman	March 17, 2026
Bryce Carmine

/s/ John Friend	Chief Executive Officer and Director	March 17, 2026
John Friend	(Principal Executive Officer)

/s/ Jeffrey Bonacorda	Vice President, Finance and Controller	March 17, 2026
Jeffrey Bonacorda	(Principal Financial and Accounting Officer)

/s/ Steven Coffey	Director	March 17, 2026
Steven Coffey

/s/ Ebru Davidson	Director	March 17, 2026
Ebru Davidson

/s/ Robert Apple	Director	March 17, 2026
Robert Apple

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-3 on this 16th day of March, 2026.

Kazia Therapeutics Inc

Authorized U.S. Representative

By:	/s/ John Friend
	Name:	John Friend
	Title:	Director